UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2020

FEDERATED HERMES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-14818	25-1111467
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1001 Liberty Avenue
Pittsburgh, Pennsylvania 15222-3779
(Address of principal executive offices, including zip code)

(412) 288-1900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B common stock, no par value	FHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 8.01 OTHER EVENTS.

On October 27, 2016, the board of directors of Federated Hermes, Inc. (f/k/a Federated Investors, Inc.) (Federated Hermes) authorized a share repurchase program (Existing Share Repurchase Program) with no stated expiration date that allows Federated Hermes to buy back up to 4.0 million shares of Federated Hermes Class B common stock. As of March 12, 2020, there were 196,755 shares remaining available for repurchase under the Existing Share Repurchase Program. On March 17, 2020, the board of directors of Federated Hermes authorized another share repurchase program (New Share Repurchase Program) that allows Federated Hermes to buy back up to 500,000 additional shares of Federated Hermes Class B common stock with no stated expiration date. Each program authorizes executive management to determine the timing and the amount of shares for each purchase. The New Share Repurchase Program is in addition to, and does not terminate or replace, the Existing Share Repurchase Program. Federated Hermes also expects to request authorization for board approval of additional shares for repurchase at its board of directors meeting to be held April 30, 2020. In the case of each program, the repurchased stock is to be held in treasury for employee share-based compensation plans, potential acquisitions and other corporate activities, unless Federated Hermes' board of directors subsequently determines to retire the repurchased stock and restore the shares to authorized but unissued status (rather than holding the shares in treasury).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED HERMES, INC.
(REGISTRANT)

Date	March 17, 2020	By:	/s/ J. Christopher Donahue
J. Christopher Donahue
President and Chief Executive Officer